UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2021

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, based upon the recommendation of the Nominating and Governance Committee, the Board of Directors of Strata Skin Sciences, Inc. (the “Company”) appointed William D. Humphries to serve as a member of the Company’s Board of Directors until the earlier of Mr. Humphries’ resignation or his successor has been elected and qualified.

From August 2018 until December 2020, Mr. Humphries (age 54) served as President and Group Company Chairman, Ortho Dermatologics of Bausch Health Companies Inc., where he previously served as Executive Vice President, Company Group Chairman, Dermatology from January 2017 to August 2018. From 2012 to December 2016, he served as President and Chief Executive Officer of the North American business of Merz, Inc., an affiliate of Merz Pharma Group, a specialty healthcare company. From 2004 to 2012, he served in a number of leadership positions with Stiefel Laboratories, Inc., a dermatology pharmaceutical company, including as its Chief Commercial Officer and then as its President beginning in 2008. Stiefel was acquired by GlaxoSmithKline in 2009. After the acquisition, Mr. Humphries served as the President of Dermatology for Stiefel, a GSK Company from 2009 until 2012. Before Stiefel, Mr. Humphries served in executive roles in sales and marketing, business development, and international marketing for Allergan, Inc., concluding as vice president of its U.S. skincare business. Mr. Humphries currently serves on the board of directors of Aclaris Therapeutics, Inc., a publicly traded pharmaceutical company, a position he has held since 2016, and Clearside Medical, Inc., a publicly traded biopharmaceutical company, a position he has held since 2012.  He has served as chairman of the board of directors of Clearside Medical, Inc. since February 2018.  He received a Bachelor of Arts from Bucknell University and a Master of Business Administration from Pepperdine University. Mr. Humphries also serves on the industry advisory board for the Global Luxury Management Program at North Carolina State University

Mr. Humphries qualifies as independent as defined under the applicable listing standards of NASDAQ.  There are no arrangements or understandings between Mr. Humphries and any other persons with respect to his appointment as a director. Mr. Humphries does not have an interest requiring disclosure under Item 404(a) of Regulation S-K. There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Humphries, or any member of his immediate families, had, or will have, a direct or indirect material interest.  Mr. Humphries will be compensated for services as a director on the same basis as other non-employee directors of the Company. Such compensation will be in accordance with the Company’s previously adopted compensation arrangements for directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 27, 2020.  Such description is incorporated herein by reference.  Board committee assignments have not yet been determined for Mr. Humphries.

Item 7.01	Regulation FD Disclosure.

On April 12, 2021, the Company issued a press release announcing the appointment of William D. Humphries as a member of the Company’s board of directors. The full text of such press release is furnished as Exhibit 99.1 to this report.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Press release, dated April 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: April 12, 2021	By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer